Exhibit 16.1

June 10, 2002

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements made by Brio Software, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission pursuant to Item 4 of Form 8-K, as part of a Current Report on Form 8-K. We have reviewed and agree with the statements concerning our firm made by Brio Software, Inc. in such Form 8-K.

Very truly yours,

/s/    ARTHUR ANDERSEN LLP